Exhibit 99.1

WiSA Technologies Reports Q1 2023 Results

- Conference call today to discuss results and planned Comhear acquisition -

BEAVERTON, OR — (May 16, 2023) — WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported first quarter 2023 financial results in its Form 10-Q, which was filed on May 15, 2023. In its conference call and presentation to be held on May 16, 2023 at 5:30 am PT / 8:30 am ET, management will discuss the company’s results and its intention to acquire Comhear, Inc. (Comhear) as announced on May 15, 2023. WiSA Technologies Signs Letter of Intent to Acquire Comhear, Inc. Joining the call to discuss Comhear’s technology and market applications will be Mike Binn, senior vice president of business marketing from Comhear.

“Exploring new opportunities to expand our addressable markets, yesterday we announced that we entered into a non-binding letter of intent to acquire Comhear, Inc., a developer of AI-enabled adaptive audio technology,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “Comhear’s proprietary adaptive filtering and beam steering system captures environmental room dynamics and is a natural fit to enhance our product offerings. We expect to achieve strong synergies in customer engagement, with accretive results beginning in Q4, 2023.”

“As previously announced, the slowdown in spending on consumer electronics impacted our results and the industry overall in Q1 2023,” remarked Moyer. “We remain excited about the prospects to scale our business in 2023 and still expect full year revenue growth this year, with stronger revenue contribution coming in the second half of 2023.”

Q1 2023 Financial Highlights

●	Q1 2023 revenue was $0.5 million, compared to $0.6 million in Q1 2022 and $0.9 million in Q4 2022.
●	Q1 2023 gross margin as a percentage of sales was negative 267%, compared to 11% in Q1 2022 and 2% in Q4 2022. The decrease in gross margin during Q1 2023 was mainly attributable to a $1.3 million increase in inventory reserves.
●	In February 2023, the company closed a registered direct offering and concurrent private placement priced at-the-market for net proceeds of approximately $5.3 million.
●	In March 2023 the company received net proceeds of approximately $1.6 million in a registered direct offering and concurrent private placement priced at-the-market.
●	At March 31, 2023, cash and cash equivalents were $5.3 million.

Subsequent Financing Events

●	In April 2023, the company received aggregate gross proceeds of approximately $1.2 million in a registered direct offering and concurrent private placement priced at-the-market.
●	In April 2023, the company paid off in its entirety the outstanding balance due under the company’s Senior Secured Convertible Note issued on August 15, 2022.

Revenue Guidance

While current industry conditions provide limited visibility and the first half of the year is typically a seasonally slow period, the company expects full year revenue growth in 2023 compared to 2022 based on new WiSA HT and WiSA DS designs entering into production, launching Platin Audio’s Rio 5.1.4 Soundbar, and later in the year replenishing reduced inventories at its customers.

As announced on May 15, 2023, the company expects its planned acquisition of Comhear to close in the third quarter of 2023 and be accretive in the fourth quarter of 2023. As a result, the company is guiding for full year 2024 revenue in the range of $10 million to $15 million.

The letter of intent for the proposed transaction is non-binding, and the parties expect to enter into one or more definitive agreements with respect thereto in June 2023. Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of definitive agreements providing for the proposed transaction, and satisfaction of various conditions to be negotiated therein and customary for transactions of the type contemplated, including, but not limited to, receipt of regulatory approvals, the provision of an audit of Comhear’s financial statements, and board of director and WiSA shareholder approvals.

The Company expects to issue a proxy statement seeking shareholder approval for the proposed transaction in July 2023. However, there can be no assurance that the parties will successfully negotiate and enter into definitive agreements regarding the proposed transaction, or that the proposed transaction will be completed as currently contemplated, or at all.

Q1 2023 and Recent Highlights

●	At CES 2023 in January, demonstrated:
o	WiSA’s multichannel audio software IP running on an Android TV SoC Platform
o	WiSA E 5GHz multichannel audio software running on a Realtek wireless chip
o	A wireless 5.1.4 Dolby Atmos soundbar system platform powered by WiSA DS.
●	Mesanovic’s latest studio monitor speaker earned WiSA HT Interoperability Certification.
●	Pylon Audio’s Jasper loudspeakers line earned WiSA HT Interoperability Certification.
●	Demonstrated new WiSA E technology designed to power next-generation of immersive audio products for TVs, providing high-quality multichannel audio transmission to as many as 8 (moving to 10) discrete speakers without the need of an HDMI cable connected to a soundbar.

WiSA Technologies Investor Conference Call

Management will hold a conference call to discuss the results and its planned acquisition of Comhear at 5:30 am PT / 8:30 am ET, on Tuesday, May 16, 2023. The conference call will be available through a live webcast found here:

WiSA Technologies First Quarter 2023 Results webcast

Those without internet access or who wish to dial in may call: 1-877-270-2148 (domestic), or
1-412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for one year, at the above webcast link. A telephonic replay of the call will be available through May 23, 2023 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 1696518.

A presentation of the Q1 2023 results will be accessible on Tuesday, May 16, 2023, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding the proposed transaction, revenue growth, business opportunities and prospects, design production, product launches and inventory levels, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting, among other items, the proposed transaction, such as the inability to enter into definitive agreements with respect to the proposed transaction; the expected performance of the parties thereto; risks related to receipt of necessary regulatory and shareholder approvals; failure to realize the anticipated benefits from the transaction; the ability of the parties to satisfy various conditions to closing the proposed transaction; and other risks affecting WiSA’s business generally, including its ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA’s design wins; WiSA’s rate of growth; WiSA’s ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA’s customer’s end markets; WiSA’s ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in WISA’s filings with the SEC. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com